Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS SECOND QUARTER RESULTS

Diluted Earnings per Share from Continuing Operations

Increases to $0.13

NAPLES, FLORIDA (July 27, 2009) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the second quarter ended June 30, 2009. For the quarter, HMA reported net revenue of $1,155.5 million and earnings before interest, income taxes, depreciation and amortization, gains on sales of assets, gains and losses on the early extinguishment of debt, and write-offs of deferred financing costs (“EBITDA”) of $172.7 million. During the second quarter, income from continuing operations was $39.3 million and net income attributable to HMA’s common stockholders was $32.6 million, or $0.13 per diluted share. Excluding certain gains on sales of assets, diluted earnings per share increased 44.4% as compared to $0.09 per diluted share for the same quarter a year ago as shown in the tables accompanying this press release. The tables also include a reconciliation of income from continuing operations to all presentations of EBITDA (which is not a GAAP measure) contained in this press release. Such tables also contain other important information regarding how HMA defines and uses EBITDA.

For continuing operations, compared to the prior year’s second quarter, net revenue increased 4.5%, admissions increased 5.1%, adjusted admissions (reflecting total admissions adjusted for outpatient volume) increased 4.7%, emergency room visits increased 5.6% and surgeries declined 1.0%. Operating EBITDA for the second quarter was $200.1 million, or 17.3% of net revenue, compared to $185.6 million, or 16.8% of net revenue, for the same quarter in the prior year, marking a 7.8% increase. Hospital net revenue per adjusted admission increased 1.1% compared to the same quarter a year ago.

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Health Management Associates, Inc./Page 2

“We are very pleased with our strong results for the second quarter of 2009 which we believe reflect our diligence in implementing initiatives to improve emergency room operations, physician recruitment and service development,” said Gary D. Newsome, HMA’s President and Chief Executive Officer. “We believe the patient volume growth that HMA experienced in the second quarter is a direct result of our focus on improving quality and providing the best hospital experiences we can for our patients and physicians. We remain encouraged about the prospects for additional improvement during the remainder of 2009.”

HMA’s provision for doubtful accounts, or bad debt expense, was $141.5 million, or 12.2% of net revenue, for the second quarter compared to $124.8 million, or 11.3% of net revenue, for the same quarter a year ago.

Uninsured discounts for the second quarter were $170.4 million, compared to $149.7 million for the same period a year ago. Charity/indigent care write-offs for the quarter were $19.7 million, compared to $20.3 million for the same quarter in the prior year. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 24.6% for the second quarter, compared to 23.1% for the same quarter a year ago.

Cash flow from continuing operating activities for the six months ended June 30, 2009 was $255.2 million, after cash interest and cash tax payments aggregating $123.4 million. During the second quarter, HMA repaid an additional $38.9 million of debt and capital lease obligations. For the six months ended June 30, 2009, HMA has reduced its debt by more than $160 million, which exceeds its full year 2009 debt repayment goal of $150 million. As a result, HMA’s total debt to EBITDA ratio and interest coverage ratio were 4.67x and 2.88x, respectively, at June 30, 2009. Such ratios are well within the requirements of HMA’s credit facilities. Moreover, since June 30, 2009 HMA has repurchased in the open market an additional $10.0 million of its 3.75% Convertible Senior Subordinated Notes due 2028.

For the six months ended June 30, 2009, HMA reported net revenue of $2,343.5 million and EBITDA of $356.1 million. During the six month period, income from continuing operations was $93.4 million and net income attributable to HMA’s common stockholders was $78.6 million, or $0.32 per diluted share.

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Health Management Associates, Inc./Page 3

HMA also reported that it has increased its full fiscal year 2009 diluted EPS from continuing operations objective range from between $0.37 and $0.45 to be between $0.45 and $0.49. HMA’s updated EPS objective is based on a net revenue objective range of $4.55 to $4.65 billion, and an admissions increase for the full year of between 2% and 3%.

“By improving our hospital operations, we have been able to generate stronger EBITDA and solid cash flow, and we continue to deleverage HMA’s balance sheet,” added Mr. Newsome. “As a result of HMA’s financial results through the first six months of 2009, and our belief that we can continue to improve operations for the remainder of the year, we have increased our annual EPS objective to better reflect our expectations.”

HMA’s management team will hold a conference call and webcast to discuss HMA’s second quarter consolidated financial results and the contents of this press release on Tuesday, July 28, 2009 at 11:00 a.m. EDT. Investors are invited to access the webcast via HMA’s website located at www.hma.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476. HMA will archive a copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations,” for a period of 60 days following the conference call.

HMA’s mission is the delivery of compassionate and high quality health care services that improve the quality of life for its patients, physicians, and the communities it serves. HMA owns and operates 56 hospitals, with approximately 8,100 licensed beds, in non-urban communities located throughout the United States. All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt

Health Management Associates, Inc./Page 4

expense, capital structure, repayment of indebtedness, other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(as adjusted)		(as adjusted)

Net revenue	$1,155,453	$1,105,367	$2,343,476	$2,257,871

Operating expenses:
Salaries and benefits	448,115	448,617	912,328	916,420
Supplies	164,756	149,248	330,194	306,121
Provision for doubtful accounts	141,505	124,837	285,488	253,807
Depreciation and amortization	60,561	59,626	121,477	117,084
Rent expense	25,412	22,681	50,722	44,816
Other operating expenses	202,962	196,637	408,648	391,810

Total operating expenses	1,043,311	1,001,646	2,108,857	2,030,058

Income from operations	112,142	103,721	234,619	227,813

Other income (expense):
Gains on sales of assets, net	1,999	6,633	1,887	209,953
Interest and other income, net	309	2,721	557	3,848
Interest expense	(54,282)	(62,956)	(109,293)	(127,250)
Gains (losses) on early extinguishment of debt	—	(700)	16,735	(700)
Write-offs of deferred financing costs	(250)	(868)	(444)	(1,497)

Income from continuing operations before income taxes	59,918	48,551	144,061	312,167
Provision for income taxes	(20,620)	(16,308)	(50,686)	(118,134)

Income from continuing operations	39,298	32,243	93,375	194,033
Loss from discontinued operations, net of income taxes	—	(9,808)	(1,508)	(37,540)

Consolidated net income	39,298	22,435	91,867	156,493
Net income attributable to noncontrolling interests	(6,705)	(5,385)	(13,258)	(6,185)

Net income attributable to Health Management Associates, Inc.	$32,593	$17,050	$78,609	$150,308

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic :
Continuing operations	$0.13	$0.11	$0.32	$0.77
Discontinued operations	—	(0.04)	—	(0.15)

Net income	$0.13	$0.07	$0.32	$0.62

Diluted :
Continuing operations	$0.13	$0.11	$0.32	$0.77
Discontinued operations	—	(0.04)	—	(0.15)

Net income	$0.13	$0.07	$0.32	$0.62

Weighted average number of shares outstanding:
Basic	244,834	243,268	244,810	243,229
Add: Stock-based compensation arrangements	1,080	2,510	768	1,528

Diluted	245,914	245,778	245,578	244,757

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2009	2008
		(as adjusted)
Cash flows from operating activities:
Consolidated net income	$91,867	$156,493
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	124,899	123,178
Provision for doubtful accounts	285,488	253,807
Stock-based compensation expense	5,396	8,732
Gains on sales of assets, net	(1,887)	(209,953)
Write-offs of deferred financing costs	444	1,497
(Gains) losses on early extinguishment of debt	(16,735)	700
Long-lived asset impairment charge	—	921
Deferred income tax expense	4,689	59,376
Changes in assets and liabilities of continuing operations:
Accounts receivable	(281,266)	(260,941)
Supplies, prepaid expenses and other current assets	(3,097)	(7,293)
Prepaid and recoverable income taxes	60,024	100,940
Deferred charges and other long-term assets	(9,843)	965
Accounts payable	(43,048)	9,561
Accrued expenses and other liabilities	36,931	11,002
Equity compensation excess income tax benefits	(144)	—
Loss from discontinued operations, net	1,508	37,540

Net cash provided by continuing operating activities	255,226	286,525

Cash flows from investing activities:
Acquisitions and other	—	(2,420)
Additions to property, plant and equipment	(115,517)	(93,512)
Proceeds from sales of assets	4,001	7,334
Proceeds from sale of discontinued operations	—	3,500
Decreases in restricted funds, net	7,648	2,780

Net cash used in continuing investing activities	(103,868)	(82,318)

Cash flows from financing activities:
Proceeds from long-term debt, net	—	244,452
Principal payments on debt and capital lease obligations	(127,342)	(438,197)
Payments of financing costs	—	(88)
Cash received from noncontrolling shareholders	10,028	302,938
Cash payments to noncontrolling shareholders	(14,878)	(2,287)
Equity compensation excess income tax benefits	144	—

Net cash (used in) provided by continuing financing activities	(132,048)	106,818

Net increase in cash and cash equivalents before discontinued operations	19,310	311,025

Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	1,721	(20,169)
Investing activities	3	(311)
Financing activities	(39)	(46)

Net increase in cash and cash equivalents	20,995	290,499
Cash and cash equivalents at beginning of the period	143,614	123,987

Cash and cash equivalents at end of the period	$164,609	$414,486

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2009	December 31, 2008
		(as adjusted)
Assets
Current Assets:
Cash and cash equivalents	$164,609	$143,614
Accounts receivable, net	623,748	631,744
Other current assets	215,960	257,638
Assets of discontinued operations	18,011	18,085
Property, plant and equipment, net	2,434,067	2,430,169
Restricted funds	23,330	37,117
Other assets	1,034,117	1,035,865

Total assets	$4,513,842	$4,554,232

Liabilities and Stockholders’ Equity
Current liabilities	$464,119	$490,271
Deferred income taxes	134,889	94,023
Other long-term liabilities	467,614	539,904
Long-term debt	3,031,904	3,144,223
Stockholders’ equity	415,316	285,811

Total liabilities and stockholders’ equity	$4,513,842	$4,554,232

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Statistics *
Occupancy	44.8%	44.3%	46.9%	47.4%
Patient days	325,577	317,431	682,390	683,205

Admissions	77,580	73,809	160,941	157,360
Adjusted admissions	135,801	129,646	276,472	270,231

Average length of stay	4.2	4.3	4.2	4.3
Surgeries	68,994	69,692	137,337	140,225
Emergency room visits	348,824	330,416	703,643	693,772

Hospital revenue (in 000’s)	$1,109,464	$1,047,585	$2,255,366	$2,146,340
Total outpatient revenue percentage	47.3%	48.5%	47.1%	47.7%
Total inpatient revenue percentage	52.7%	51.5%	52.9%	52.3%

*	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009 (a)	2008 (a)	2009 (a)	2008 (a)

Net revenue	$1,155,453	$1,105,367	$2,343,476	$2,257,871

Income from continuing operations before income taxes	$59,918	$48,551	$144,061	$312,167

Adjustments:
Gains on sales of assets, net	(1,999)	(6,633)	(1,887)	(209,953)
Interest and other income, net	(309)	(2,721)	(557)	(3,848)
Interest expense	54,282	62,956	109,293	127,250
Losses (gains) on early extinguishment of debt	—	700	(16,735)	700
Depreciation and amortization	60,561	59,626	121,477	117,084
Write-offs of deferred financing costs	250	868	444	1,497

EBITDA (b)	172,703	163,347	356,096	344,897

Adjustment for corporate and other	27,430	22,216	57,169	47,436

Operating EBITDA	$200,133	$185,563	$413,265	$392,333

Operating EBITDA margins =
Operating EBITDA / Net revenue (b)	17.3%	16.8%	17.6%	17.4%

(a)	Continuing Operations.
(b)	EBITDA is defined as earnings atributable to HMA before net gains on sales of assets, net interest and other income, interest expense, net (gains) losses on early extinguishment of debt, write-offs of deferred financing costs, provision for income taxes, and depreciation and amortization. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income or as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financials statements, as it provides a measure of HMA’s liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations attributable to HMA, excluding the impact of the net gains (losses) on sales of assets, sales of noncontrolling interests, and early extinguishment of debt. These tables are a non-GAAP presentation; nonetheless, HMA believes that providing this detail is beneficial to investors and other readers of HMA’s financial statements due to the significant impact these items had on income from continuing operations attributable to HMA.

Three Months Ended June 30, 2009

	Continuing Operations	Gains on Sales of Assets	Total, As Reported
Income from continuing operations before income taxes	$57,919	$1,999	$59,918
Net income attributable to noncontrolling interests	(6,705)	—	(6,705)

Income from continuing operations before income taxes attributable to HMA	51,214	1,999	53,213
Provision for income taxes	(19,845)	(775)	(20,620)

Income from continuing operations attributable to HMA common stockholders	$31,369	$1,224	$32,593

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.13	$—	$0.13

Diluted	$0.13	$—	$0.13

Three Months Ended June 30, 2008

	Continuing Operations	Gains on Sales of Assets	Losses on Early Extinguishment of Debt	Total, As Reported
Income from continuing operations before income taxes	$42,618	$6,633	$(700)	$48,551
Net income attributable to noncontrolling interests	(5,385)	—	—	(5,385)

Income from continuing operations before income taxes attributable to HMA	37,233	6,633	(700)	43,166
Provision for income taxes	(14,072)	(2,506)	270	(16,308)

Income from continuing operations attributable to HMA common stockholders	$23,161	$4,127	$(430)	$26,858

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.09	$0.02	$—	$0.11

Diluted	$0.09	$0.02	$—	$0.11

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HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

Six Months Ended June 30, 2009

	Continuing Operations	Gains on Sales of Assets	Gains on Early Extinguishment of Debt	Total, As Reported
Income from continuing operations before income taxes	$125,439	$1,887	$16,735	$144,061
Net income attributable to noncontrolling interests	(13,258)	—	—	(13,258)

Income from continuing operations before income taxes attributable to HMA	112,181	1,887	16,735	130,803
Provision for income taxes	(43,470)	(731)	(6,485)	(50,686)

Income from continuing operations attributable to HMA common stockholders	$68,711	$1,156	$10,250	$80,117

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.28	$—	$0.04	$0.32

Diluted	$0.28	$—	$0.04	$0.32

Six Months Ended June 30, 2008

	Continuing Operations	Gains on Sales of Assets and Noncontrolling Interests	Losses on Early Extinguishment of Debt	Total, As Reported
Income from continuing operations before income taxes	$102,914	$209,953	$(700)	$312,167
Net income attributable to noncontrolling interests	(6,185)	—	—	(6,185)

Income from continuing operations before income taxes attributable to HMA	96,729	209,953	(700)	305,982
Provision for income taxes	(37,341)	(81,063)	270	(118,134)

Income from continuing operations attributable to HMA common stockholders	$59,388	$128,890	$(430)	$187,848

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.24	$0.53	$—	$0.77

Diluted	$0.24	$0.53	$—	$0.77

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